Exhibit 10.1

VIKING HOLDINGS LTD

SECOND AMENDED AND RESTATED 2018 EQUITY INCENTIVE PLAN

ARTICLE 1

PURPOSE OF THE PLAN

This Plan is intended to promote the interests of the Company, by providing eligible persons employed by or serving the Company or any Parent or any Subsidiary with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company as an incentive for them to continue in such employ or service.

Capitalized terms herein shall have the meanings assigned to such terms in Article 12 and elsewhere herein.

ARTICLE 2

ADMINISTRATION OF THE PLAN

2.1   Plan Administrator. This Plan shall be administered by the Board unless and until the Board delegates administration of the Plan to the Committee. If a Committee is established, members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee. The majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved by a majority of the Committee shall be deemed acts of the Committee. To the extent required to comply with the provisions of Rule 16b-3 under the Exchange Act (if the Board is not acting as the Plan Administrator under the Plan), it is intended that each member of the Committee shall, at the time such Committee member takes any action with respect to an Award under the Plan, be a non-employee director (within the meaning of Rule 16b-3 under the Exchange Act); provided, that any failure by a Committee member to qualify as such non-employee director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

2.2   Powers of Plan Administrator. The Plan Administrator shall have full power, authority and discretion (subject to the provisions of the Plan) to establish, amend and rescind such rules and procedures as it may deem appropriate for proper administration of the Plan, including rules and procedures relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws, and to make such determinations under, and issue such interpretations of, resolve ambiguities in, and supply omissions for, the Plan and any outstanding Award as it may deem necessary or advisable, and make any other determination and take any other action that the Plan Administrator deems necessary or desirable for the administration of the Plan. All determinations, interpretations and other decisions of the Plan Administrator on all matters relating to the Plan or any Award shall be final, conclusive and binding on all persons, including, without limitation, any Participant or other party who has an interest in the Plan or any Award.

The Plan Administrator may employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Plan Administrator, the Company and its Parent and Subsidiaries, and the officers and directors of the Company and its Parent and Subsidiaries shall be entitled to rely upon the advice, opinions, or valuations of any such persons.

Subject to the provisions of the Plan and Applicable Law, the Plan Administrator shall have full authority to determine the terms and conditions applicable to Awards including, without limitation: which eligible persons are to receive such Awards (but in no event shall an Option be granted to an individual if the underlying shares would not be considered “service recipient stock” with respect to such individual under Code Section 409A), the time or times when those grants are to be made, the number of Shares to be covered by each such grant, the vesting schedule (if any) applicable to the Award and, in the case of a grant of Options, the status of the Option as either an Incentive Option or a Non-Statutory Option, the time or times when the Option is to become exercisable and the maximum term for which the Option is to remain outstanding. Each Award shall be evidenced by appropriate documentation. The Plan Administrator, in its sole discretion, may include in any Award any provisions necessary for such Award to comply with or be exempt from Code Section 409A and avoid adverse tax consequences to the Participant under Code Section 409A. The Plan Administrator may impose restrictions on any Award with respect to non-competition, confidentiality and other restrictive covenants as it deems necessary or desirable in its sole discretion.

The Plan Administrator may in its sole discretion delegate to the Chief Executive Officer and to such other senior officers of the Company any of the administrative duties and authority of the Plan Administrator under the Plan, other than the authority to make grants under the Plan to themselves or to any person who may become subject to Section 16 of the Exchange Act, to the extent applicable, subject to such conditions and limitations as the Plan Administrator shall prescribe, and except for the matters covered by Section 11.4.

2.3   Plan Expenses. All expenses and liabilities incurred by the Plan Administrator in connection with the administration of the Plan shall be borne by the Company.

2.4   Limit on Administrator Liability. No member of the Plan Administrator (each such member, an “Indemnifiable Person”) shall be personally liable for any action taken or omitted to be taken, determination or interpretation made in good faith with respect to the Plan or the Awards. To the extent allowable pursuant to Applicable Law, each such member shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any action, suit or proceeding to which such member may be a party or in which such member may be involved by reason of any action taken or omitted to be taken, determination or interpretation made in good faith with respect to the Plan or the Awards and against and from any and all amounts paid by such member in settlement thereof, or paid by such member in satisfaction of any judgment in any such action, suit or proceeding against such member; provided, that such member gives the Company an opportunity, at its own expense, to handle and defend the same before such member undertakes to handle and defend on his or her own behalf. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such member may be entitled under the organizational documents of the Company, as a matter of law, under an individual indemnification agreement or contract or otherwise, or any other power that the Company may have to indemnify such member or hold such member harmless.

ARTICLE 3

ELIGIBILITY

3.1   Eligibility. The persons eligible to participate in the Plan and receive grants are as follows (each, an “Eligible Person”):

(a)  Employees,

(b)  members of the Board and the members of the board of directors of any Subsidiary, and

(c)  independent contractors who provide services to the Company (or any Parent or Subsidiary).

ARTICLE 4

SHARES SUBJECT TO THE PLAN

4.1   Available Shares. The shares issuable under the Plan shall be shares of authorized but unissued or reacquired Shares. Subject to Sections 4.2 and 4.4, the maximum aggregate number of Shares that may be issued and outstanding or subject to Awards granted under the Plan shall not exceed [    ] Shares. The maximum aggregate number of Shares that may be issued pursuant to the exercise of Incentive Options is [    ] Shares.

4.2   Evergreen Shares. In addition, the number of Shares available for issuance under the Plan will automatically increase on the first day of each calendar year, for a period of ten years from the date the Plan is approved by the shareholders of the Company, commencing on January 1, 2025, and ending on (and including) January 1, 2034, in an amount equal to [ ]% of the total number of the Company’s ordinary shares and special shares outstanding on December 31 of the preceding year. Notwithstanding the foregoing, the Board may act prior to the first day of a given calendar year to provide that there will be no increase in the number of Shares available for issuance under the Plan for such calendar year or that the increase in the number of Shares available for issuance under the Plan for such year will be a lesser number of Shares than would otherwise occur pursuant to the preceding sentence.

4.3   Share Recycling. Shares subject to outstanding Awards shall be available for subsequent issuance under the Plan to the extent (a) the Award expires or terminates for any reason prior to exercise in full or (b) the Award is cancelled. Shares used to pay the exercise price of an Option or to satisfy the tax withholding obligations related to an Award pursuant to a net exercise or net settlement arrangement will become available for future grant or issuance under the Plan.

4.4   Adjustments Upon Changes in Capitalization, Merger, Amalgamation or Certain Other Transactions. In the event of any change to the Shares by reason of any share split, share dividend, bonus share issue, reverse share split, recapitalization, reclassification or other distribution of Shares without the receipt of consideration by the Company, merger, amalgamation, consolidation, combination of shares, exchange of shares or other change in the corporate structure of the Company affecting the outstanding Shares occurs, the Plan Administrator shall make appropriate adjustments in order to prevent the dilution or enlargement of benefits under the Plan, as determined in the sole discretion of the Plan Administrator and without the Participant’s consent, with respect to (a) the maximum number or class of such securities issuable under the Plan and (b) the number or class of securities under each outstanding Award and the exercise price per share in effect under each outstanding Option; provided, that, for the avoidance of doubt, in the case of the occurrence of any of the foregoing events that is an “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standard Codification (ASC) Section 718, Compensation – Stock Compensation (FASB ASC 718) or International Financial Reporting Standards 2, Share-based Payments (IFRS 2), as applicable), the Plan Administrator shall make an equitable adjustment to outstanding Awards to reflect such event. The adjustments determined by the Plan Administrator under this Section 4.4 shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.

4.5   Effect of Awards. The grant of Awards or the issuance of Shares pursuant to Awards granted under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, amalgamate consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

ARTICLE 5

OPTION GRANT PROGRAM

5.1   Grant of Options. Subject to the terms and conditions of the Plan, the Plan Administrator, from time to time, may grant Options to eligible Participants in such amounts and on such terms and conditions as the Plan Administrator, in its sole discretion, shall determine.

5.2   Exercise Price.

(a)  The Plan Administrator shall determine the exercise price per Share of the Option, which shall in no event be less than 100% of the Fair Market Value per Share on the date the Option is granted. Notwithstanding the foregoing, Options may be granted with an exercise price per Share of less than 100% of the Fair Market Value per Share on the date the Option is granted pursuant to a transaction described in, and in a manner consistent with, Code Section 424(a).

(b)  Payment of the exercise price for the Shares with respect to which the Option is exercised shall become immediately due upon such exercise of the Option and shall, subject to the provisions of this Section 5.2 and the Award Agreement, be payable (x) in cash or by check made payable to the Company, (y) with the consent of the Plan Administrator or to the extent set forth in the Award Agreement, through a “net exercise method” whereby the Company withholds Shares otherwise issuable upon the exercise of the Option valued at the Fair Market Value of such Option Shares on the date of exercise, or (z) in any other form that is approved by the Plan Administrator and consistent with Applicable Law, which may include, without limitation, in the form of a promissory note pursuant to Section 11.1; provided, that if the Shares are registered under Section 12 of the Exchange Act at the time the Option is exercised, then, subject to the Award Agreement, the exercise price and any applicable withholding taxes may additionally be paid as follows:

(i)  with the consent of the Plan Administrator, in Shares that have been held by the Optionee for the requisite period, if any, as may be determined by the Plan Administrator to avoid a charge to the Company’s earnings for financial reporting purposes and having a Fair Market Value per Share as of the date on which the Option is exercised equal to the aggregate exercise price per Share for the Shares acquired upon exercise and the amount of any related tax withholding obligations, not to exceed the amount determined by using the applicable maximum required statutory tax withholding rates in the applicable jurisdiction, by reason of such exercise, or

(ii)  if permitted by Applicable Law, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions (A) to a Company-designated brokerage firm to effect the immediate sale of the Shares acquired upon exercise and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for such Shares and the amount of any related tax withholding obligations, not to exceed the amount determined by using the applicable maximum required statutory tax withholding rates in the applicable jurisdiction, by reason of such exercise and (B) to the Company to provide notification evidencing a book-entry notation with respect to such Shares acquired (or, if applicable, deliver the certificates for such Shares) to such brokerage firm in order to complete the sale.

5.3   Term of Option. No Option shall have a term in excess of ten years measured from the Option grant date.

5.4   Exercise of Options.

(a)  Each Option shall vest and become exercisable, in such manner and at such time or times, during such period and for such number of Shares, as determined by the Plan Administrator and shall expire after such period, not to exceed ten years measured from the Option grant date, as may be determined by the Plan Administrator.

(b)  Notwithstanding anything herein to the contrary, the Plan Administrator may, in its sole discretion, determine to provide that if on the last day of the term of an Option, the Fair Market Value of one Share exceeds the applicable exercise price per Share, then, to the extent that the Option has not theretofore been exercised, expired or otherwise terminated, the Option shall automatically be deemed exercised by the Participant on such day with payment made by withholding Shares otherwise issuable in connection with the exercise of the Option. In such event, the Company shall deliver to the Participant the number of Shares for which the Option was deemed exercised, less the number of Shares required to be withheld for the payment of the total exercise price and required withholding taxes, not to exceed the amount determined by using the applicable maximum required statutory tax withholding rates in the applicable jurisdiction, provided, that any fractional Share shall be settled in cash.

5.5   Effect of Termination of Service.

(a)  Except as otherwise set forth in the Award Agreement, the following provisions shall govern the exercise of any Options granted to the Optionee that remain outstanding at the time of the Optionee’s Separation from Service:

(i)  Should the Optionee incur a Separation from Service for any reason other than due to death, Disability or Misconduct, then each Option shall be exercisable for the number of Shares subject to the Option that were Vested Shares at the time of Optionee’s Separation from Service and shall remain exercisable until the close of business on the earlier of (A) the later of (1) the period of time specified in the Award Agreement or (2) the three month anniversary of the date of the Optionee’s Separation from Service or (B) the expiration date of the Option as set forth in the Award Agreement.

(ii)  Should the Optionee incur a Separation from Service by reason of death or Disability, then each Option shall be exercisable for the number of Shares subject to the Option that were Vested Shares at the time of Optionee’s Separation from Service and shall remain exercisable until the close of business on the earlier of (A) the later of (1) the period of time specified in the Award Agreement or (2) the twelve month anniversary of the date of Optionee’s Separation from Service or (B) the expiration date of the Option as set forth in the Award Agreement.

(iii)  Should the Optionee incur a Separation from Service by reason of Misconduct or should the Optionee otherwise engage in Misconduct while in Service, then each outstanding Option granted to the Optionee shall be forfeited and immediately terminate as of the date of such Separation from Service or the date on which on such Misconduct first occurs, as applicable, with respect to all Vested Shares and Unvested Shares.

(iv)  Subject to Section 5.5(b), no additional vesting will occur after the date of the Optionee’s Separation from Service, and the Option shall be forfeited and immediately terminate with respect to any then-Unvested Shares. Upon the expiration of any post-service exercise period, or upon the expiration date of the Option set forth in the Award Agreement (subject to Section 5.5(b)), if earlier, the Option shall be forfeited and terminate with respect to any then-Vested Shares.

(b)  Notwithstanding the possibility of any adverse tax and accounting consequences to doing so, the Plan Administrator shall have the discretion, exercisable either at the time an Option is granted or at any time while the Option remains outstanding, to:

(i)  extend the period of time for which the Option is to remain exercisable following the Optionee’s Separation from Service for such period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration date of the Option, or

(ii)  permit the Option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of Vested Shares for which such Option is exercisable at the time of the Optionee’s Separation from Service, but also with respect to one or more additional installments in which the Optionee would have vested under the Option had the Optionee otherwise continued in Service.

5.6   Shareholder Rights. No Optionee shall have any shareholder rights with respect to the Shares subject to the Option until the Optionee shall have exercised the Option, paid in full the exercise price, become the recordholder of the purchased Shares and, if applicable, satisfied any other conditions imposed by the Plan Administrator pursuant to Section 5.8.

5.7   Vesting Schedule. The Plan Administrator may impose a vesting schedule upon any Option, including the Shares subject to that Option, which vesting schedule shall be set forth in the applicable Award Agreement.

5.8   Additional Requirements. As a condition to receiving Shares acquired upon exercising an Option, the Optionee shall be required to make such representations, enter into such agreements or deliver to the Company such other documents as the Plan Administrator may deem reasonably necessary or desirable regardless of whether such representation, agreement or document delivery is required to ensure compliance with the terms of this Plan or with Applicable Law. Notwithstanding any provision in the Plan or any Award Agreement to the contrary, in no event shall a Participant be permitted to exercise an Option in a manner that the Plan Administrator determines would violate the Sarbanes-Oxley Act of 2002, as may be amended from time to time, or any other Applicable Law.

ARTICLE 6

INCENTIVE OPTIONS

The terms specified in this Article shall be applicable solely to Incentive Options. Except as modified by the provisions of this Article, all of the provisions of the Plan shall be applicable to Options that are intended to be Incentive Options. An Option shall be presumed to be a Non-Statutory Option unless expressly designated otherwise.

6.1   Eligibility for Incentive Options. Incentive Options may only be granted to Employees, and no Incentive Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Option under Code Section 422.

6.2   Dollar Limitation. The aggregate U.S. Dollar value of the Fair Market Value of the Shares (determined as of the respective date or dates of grant) with respect to which one or more Incentive Options granted to any Employee under the Plan (or any other option plan of the Company or any Parent or Subsidiary) become for the first time exercisable by the Optionee during any one calendar year shall not exceed One Hundred Thousand U.S. Dollars (U.S.$100,000). To the extent that any Option exceeds this limit, it shall constitute a Non-Statutory Option.

6.3   Term of Incentive Option Granted to a 10% Shareholder. If any Employee to whom an Incentive Option is granted is, at the time of grant, a 10% Shareholder, then the term of the Incentive Option shall not exceed five years measured from the date the Option is granted.

6.4   Exercise Price of Incentive Option Granted to a 10% Shareholder. If an Incentive Option is granted to a 10% Shareholder, the exercise price per share shall not be less than 110% of the U.S. Dollar value of the Fair Market Value per Share on the date the Incentive Option is granted.

6.5   Non-Qualification of Incentive Option. If and to the extent any Option (or portion thereof) granted under the Plan intended to qualify as an Incentive Option does not qualify as an Incentive Option, such Option (or portion thereof) shall be regarded as a Non-Statutory Option granted under the Plan.

ARTICLE 7

RESTRICTED SHARES, RESTRICTED SHARE UNITS

AND OTHER SHARE-BASED AWARDS

7.1   Restricted Shares.

(a)  Grant of Restricted Shares. Subject to the terms and conditions of the Plan, the Plan Administrator, from time to time, may grant Restricted Shares to eligible Participants in such amounts and on such terms and conditions as the Plan Administrator, in its sole discretion, shall determine. Each Award of Restricted Shares shall be evidenced by an Award Agreement that shall specify the number of shares of Restricted Shares granted, the applicable restriction period, and such other terms and conditions as the Plan Administrator, in its sole discretion, shall determine. Unless the Plan Administrator determines otherwise, Restricted Shares shall be held by the Company as escrow agent until the restrictions on such Restricted Shares have lapsed.

(b)  Issuance and Restrictions. Restricted Shares shall be subject to such restrictions on transferability and other restrictions as the Plan Administrator may impose (including, without limitation, limitations on the right to vote Restricted Shares); provided, that a Participant shall not have the right to receive dividends on Restricted Shares unless otherwise provided by the Plan Administrator in an Award Agreement (and any such dividends payable on Restricted Shares shall be held by the Company and delivered (without interest) to the Participant within 15 days following the date on which the restrictions on such Restricted Share lapse (and the right to any such accumulated dividends shall be forfeited upon the forfeiture of the Restricted Shares to which such dividends relate)). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Plan Administrator determines at the time of the grant of the Restricted Shares or thereafter.

(c)  Forfeiture/Repurchase. Except as otherwise determined by the Plan Administrator at the time of the grant of the Restricted Shares or thereafter, upon a Participant’s Separation from Service during the applicable restriction period, shares of Restricted Shares that are at that time subject to restrictions shall be forfeited or repurchased in accordance with the applicable Award Agreement.

(d)  Share Certificates and Book Entry. Upon the grant of Restricted Shares, the Plan Administrator shall cause a share certificate registered in the name of the Participant to be issued or shall cause Share(s) to be registered in the name of the Participant and held in book-entry form subject to the Company’s directions and, if the Plan Administrator determines that the Restricted Shares shall be held by the Company or in escrow rather than issued to the Participant pending the release of the applicable restrictions, the Plan Administrator may require the

Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Plan Administrator, if applicable; and (ii) the appropriate share power (endorsed in blank) with respect to the Restricted Shares covered by such agreement. Subject to the restrictions set forth in this Section and the applicable Award Agreement, a Participant generally shall have the rights and privileges of a shareholder as to shares of Restricted Shares, including, without limitation, the right to vote such Restricted Shares subject to any restrictions deemed appropriate by the Board; provided, that a Participant shall not have the right to receive dividends on Restricted Shares unless otherwise provided by the Plan Administrator in an Award Agreement.

(e)  Removal of Restrictions. Upon the expiration of the restriction period with respect to any shares of Restricted Shares, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement, and the Shares shall be freely transferable by the Participant, subject to applicable legal restrictions. If an escrow arrangement is used, upon such expiration, the Company shall issue to the Participant or the Participant’s beneficiary, without charge, the share certificate (or, if applicable, a notice evidencing a book-entry notation) evidencing the shares of Restricted Shares which have not then been forfeited and with respect to which the restriction period has expired. The Plan Administrator, in its discretion, may establish procedures regarding the release of Shares from escrow and the removal of legends, as necessary or appropriate for administrative purposes.

(f)  Legends on Restricted Share. Each certificate, if any, or book entry representing Restricted Shares granted pursuant to the Plan, if any, shall bear a legend or book entry notation substantially in the form of the following, in addition to any other information the Company deems appropriate, until the lapse of all restrictions with respect to such Shares:

TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE VIKING HOLDINGS LTD SECOND AMENDED AND RESTATED 2018 EQUITY INCENTIVE PLAN AND A RESTRICTED SHARE AWARD AGREEMENT, BETWEEN VIKING HOLDINGS LTD AND PARTICIPANT. A COPY OF SUCH PLAN AND AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF VIKING HOLDINGS LTD.

7.2   Restricted Share Unit Awards.

(a)  Grant of Restricted Share Units. Subject to the terms and conditions of the Plan, the Plan Administrator, from time to time, may grant Restricted Share Units to eligible Participants in such amounts and on such terms and conditions as the Plan Administrator, in its sole discretion, shall determine. Each Award of Restricted Share Units shall be evidenced by an Award Agreement that shall specify the number of Restricted Share Units granted, the applicable period of vesting, settlement or other restrictions, and such other terms and conditions as the Plan Administrator, in its sole discretion, shall determine. A Participant shall have no rights and privileges as a shareholder as to Restricted Share Units.

(b)  Settlement of Restricted Share Units. Unless otherwise provided by the Plan Administrator in an Award Agreement or otherwise, upon the expiration of the restriction period with respect to any outstanding Restricted Share Units, the Company shall issue to the Participant or the Participant’s beneficiary, without charge, one (1) Share (or other securities or other property, as applicable) for each such outstanding Restricted Share Unit; provided, that the Plan Administrator may, in its sole discretion, elect to pay cash or part cash and part Shares in lieu of issuing only Shares in respect of such Restricted Share Units. If a cash payment is made in lieu of issuing Shares in respect of such Restricted Share Units, the amount of such payment shall be equal to the Fair Market Value per Share as of the date on which the restriction period lapsed with respect to such Restricted Share Units. To the extent provided in an Award Agreement, the holder of outstanding Restricted Share Units shall be entitled to be credited with dividend equivalent payments (upon the payment by the Company of dividends on Shares) either in cash or, in the sole discretion of the Plan Administrator, in Shares having a Fair Market Value equal to the amount of such dividends (and interest may, in the sole discretion of the Plan Administrator, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Plan Administrator), which accumulated dividend equivalents shall be payable at the same time as the underlying Restricted Share Units are settled following the date on which the period of restriction lapses with respect to such Restricted Share Units, and, if such Restricted Share Units are forfeited, the Participant shall have no right to such dividend equivalent payments.

(c)  Forfeiture. Except as otherwise determined by the Plan Administrator at the time of the grant of the Restricted Share Units or thereafter, upon a Participant’s Separation from Service during the applicable restriction period, Restricted Share Units that are at that time unvested shall be forfeited in accordance with the applicable Award Agreement.

(d)  Withholding. The Plan Administrator may, in its sole discretion, satisfy the tax withholding obligations related to the settlement of Restricted Share Units by (i) withholding from the Participant’s wages or other compensation payable to the Participant by the Company (or any Parent or Subsidiary), (ii) withholding from proceeds of the sale of Shares acquired pursuant to the Restricted Share Units either through a voluntary sale or through a mandatory sale arranged by the Company and the Participant (as set forth in the applicable Award Agreement or otherwise), (iii) withholding Shares that would otherwise be issued upon settlement of the Restricted Share Units or (iv) such other method as determined by the Company.

7.3   Other Share-Based Awards. The Plan Administrator may from time to time grant Other Share-Based Awards to eligible Participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by Applicable Law, as it shall determine. Other share-based awards may be denominated in cash, in Shares or other securities, in share-equivalent units, in share appreciation units, in securities or debentures convertible into Shares, or in any combination of the foregoing and may be paid in Shares or other securities, in cash, or in a combination of Shares or other securities and cash, all as determined in the sole discretion of the Plan Administrator.

ARTICLE 8

LIMITED TRANSFERABILITY OF AWARDS

Unless otherwise determined by the Plan Administrator, Awards shall not be sold, pledged, assigned, hypothecated or otherwise transferred in any manner, other than by will or by the laws of inheritance following the Participant’s death. Awards shall be exercisable only by the Participant during the Participant’s lifetime, the person to whom the Participant’s rights shall pass by will or by the laws of inheritance following the Participant’s death or any person to whom the Award is permissibly transferred pursuant to this Article 8. Notwithstanding the foregoing, the Plan Administrator may, in its sole discretion and on a case-by-case basis, permit an Award to be assignable in whole or in part during the Participant’s lifetime to one or more members of the Participant’s “family” (as defined in Rule 701 promulgated by the U.S. Securities and Exchange Commission) or to a trust established exclusively for the benefit of one or more such family members. The terms applicable to the assigned portion shall be the same as those in effect for the Award immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

Notwithstanding the foregoing, the Participant may also designate one or more persons as the beneficiary or beneficiaries of the Participant’s outstanding Awards under the Plan, and those Awards, to the extent vested, shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Participant’s death while holding those Awards. Such beneficiary or beneficiaries shall take the transferred Awards subject to all the terms and conditions of the applicable agreement evidencing each such transferred Award, including (without limitation) the limited time period during which the Award may be exercised following the Participant’s death.

ARTICLE 9

CHANGE IN CONTROL

9.1   Solely to the extent set forth in an Award Agreement or as determined by the Plan Administrator, in its sole discretion, in the event of a Change in Control, immediately prior to the effective date of such Change in Control, all Unvested Shares subject to each then-outstanding Award shall automatically become Vested Shares, and each then outstanding Option shall become immediately exercisable for all of the Shares subject thereto; provided, that the Unvested Shares subject to any such Award shall not so vest and such Option shall not become exercisable on such an accelerated basis if and to the extent that: (i) the Award will be assumed or substituted for by the successor company (or parent thereof) or otherwise continued in effect pursuant to the terms of the Change in Control transaction or (ii) subject to Section 11.13, the Award will be replaced with a cash incentive program of the successor company which preserves the Fair Market Value on those Unvested Shares of such Award at the time of the Change in Control or, in the case of an Option, the spread existing on those Unvested Shares of such Option at the time of the Change in Control (the excess of the Fair Market Value of those Unvested Shares over the applicable exercise price of such Option) and provides for subsequent payout of that Fair Market Value or, in the case of an Option, spread no later than the time Participant would otherwise vest in the Shares subject to the Award. The Plan Administrator, in its sole discretion, shall determine the treatment of outstanding Awards in connection with any transaction or transactions resulting in a Change in

Control, which treatment may include, but is not limited to, taking action so that each outstanding Award is (1) assumed or substituted for by the successor company (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction or (2) cancelled and replaced with an immediate cash payment or a cash incentive program of the Company or any successor company that preserves the Fair Market Value on those Unvested Shares of such Award at the time of the Change in Control or, in the case of an Option, the spread existing on those Unvested Shares of such Option at the time of the Change in Control (the excess of the Fair Market Value of those Unvested Shares over the applicable exercise price of such Option) and provides for subsequent payout of that Fair Market Value or, in the case of an Option, spread no later than the time Participant would otherwise vest in the Shares subject to the Award.

9.2   Upon the consummation of the Change in Control, all then-outstanding Awards shall terminate, except to the extent such Awards are assumed or substituted for by the successor company (or parent thereof) or otherwise continued in effect pursuant to the terms of the Change in Control transaction. Without limiting the foregoing, the Plan Administrator shall have complete discretion to provide, on such terms and conditions as it sees fit and without any Participant’s consent, for a cash payment to be made to any Participant on account of any Award so terminated in an amount equal to the Fair Market Value of the Shares subject to such Award or, in the case of an Option, the excess, if any, of the Fair Market Value of the Shares subject to such Option on the date of such termination as determined by the Plan Administrator in its sole discretion over the aggregate exercise price of such Option (it being understood that, in such event, any Option having an exercise price per Share equal to, or in excess of, the Fair Market Value of a Share subject thereto may be cancelled and terminated without any payment or consideration therefor).

9.3   Each Award that is assumed or substituted or otherwise continued in effect as a result of a Change in Control shall be appropriately adjusted with respect to (a) the number and class of securities subject to such Award, (b) the exercise price per share under any Option, provided, that the aggregate exercise price payable for such securities shall remain the same, and (c) the number and class of securities available for issuance under the Plan following the consummation of such Change in Control, as applicable, as the Plan Administrator shall determine in its sole discretion. Without limiting the foregoing, to the extent the shareholders of the Company receive cash consideration for their Shares upon the Change in Control, the successor company (or parent thereof) may, in connection with the assumption of the outstanding Awards under this Plan, substitute one or more shares of its own common stock with a fair market value equivalent to the per Share cash consideration paid to the shareholders of the Company in respect of their Shares in such Change in Control.

9.4   The Plan Administrator shall have the discretion, exercisable either at the time an Award is granted or at any time while an Award remains outstanding, to accelerate the vesting or exercisability of such Award so that some or all of the Shares subject to such Award shall automatically become Vested Shares and immediately exercisable upon the occurrence of a Change in Control or upon the Participant’s Involuntary Termination within a designated period following a Change in Control.

9.5   The portion of any Incentive Option with respect to which vesting is accelerated in connection with a Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable U.S. $100,000 limitation set forth in Section 6.2 is not exceeded. To the extent such dollar limitation is exceeded, such portion of the Option shall be exercisable as a Non-Statutory Option under the federal tax laws.

ARTICLE 10

CANCELLATION AND REGRANT OF AWARDS

The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected Participants, the cancellation of any or all outstanding Awards under the Plan and to grant in substitution therefor new Awards covering the same or different number of Shares. Notwithstanding the preceding sentence, in connection with a Change in Control, the Plan Administrator shall have the discretion and authority to effect, without the consent of the affected Participants, the cancellation of any or all outstanding Awards under the Plan and the grant of new Awards in substitution therefor covering the same or different number of Shares pursuant to Article 9.

ARTICLE 11

MISCELLANEOUS

11.1  Financing. Subject to Applicable Law, the Plan Administrator may, in its sole discretion, permit any Participant to pay the exercise price for the Shares with respect to which an Option is exercised by delivering a full recourse, interest bearing promissory note secured by the purchased Shares, provided, that such promissory note does not result in a deferral of compensation subject to Code Section 409A. The Plan Administrator, after considering the potential tax and accounting consequences, shall set the remaining terms of the promissory note, subject to Applicable Law. In no event may the maximum credit available to the Participant exceed the sum of (a) the aggregate exercise price of the Option for the purchased shares thereunder plus (b) any applicable income and employment tax liability incurred by the Participant in connection with the Shares acquired upon exercise of the Option.

11.2  Share Escrow / Legends. Unless otherwise determined by the Plan Administrator in its sole discretion, Shares acquired upon the exercise, vesting or settlement of Awards shall be held in book-entry form, rather than delivered to the Participant. Shares may, in the Plan Administrator’s discretion, be held in escrow by the Company until the Shares are no longer subject to the Company’s repurchase right or right of first refusal or may be issued directly to the Participant with restrictive legends on the certificates evidencing the Company’s rights.

11.3  Effective Date and Term of Plan.

(a)  The Plan is effective as of the Effective Date, but no Award granted under the Plan may be exercised, and no Shares shall be issued under the Plan, until the Company’s shareholders approve the Plan in the manner and to the degree required under Applicable Law. If such shareholder approval is not obtained within twelve months after the date of the Board’s adoption of the Plan, then all Awards previously granted under the Plan shall terminate, and no further Awards shall be granted and no Shares shall be issued under the Plan. Subject to such limitation, the Plan Administrator may grant Awards and issue Shares under the Plan at any time after the Effective Date and before the date fixed herein for termination of the Plan.

(b)  The Plan shall terminate upon the earlier of (1) the expiration of the ten year period measured from the Effective Date or (2) the date of termination by the Board. All Awards outstanding at the time of the termination of the Plan shall continue in effect in accordance with the provisions of the documents evidencing those Awards.

11.4  Amendment or Termination of the Plan.

(a)  The Board shall have complete and exclusive power and authority to amend or terminate the Plan or any Awards granted thereunder in any or all respects at any time; provided, that, unless such amendment or termination is required by Applicable Law, no amendment or termination shall adversely affect the rights and obligations with respect to an outstanding Award unless the Participant consents to such amendment or termination. In addition, certain amendments, including amendments that increase the share reserve or change the class of individuals eligible to receive grants pursuant to the Plan, may require shareholder approval pursuant to Applicable Law (including any rules or requirements of the applicable securities exchange or inter-dealer quotation system on which the Shares may be listed or quoted).

(b)  Although there may be adverse accounting consequences to doing so, Awards may be granted which are in each instance in excess of the number of Shares then available for issuance under the Plan, provided, that any excess shares actually issued under the Plan shall be held in escrow until there is obtained shareholder approval of an amendment sufficiently increasing the number of Shares available for issuance under the Plan. If such shareholder approval is not obtained within twelve months after the date the first such excess grants are made, then (1) any unexercised Awards granted on the basis of such excess shares shall terminate and (2) the Company shall promptly refund to the Participants the exercise price or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled.

11.5  Use of Proceeds. Any cash proceeds received by the Company from the sale of Shares under the Plan shall be used for any corporate purpose.

11.6  Withholding. The Company’s obligation to deliver shares of Shares upon the exercise, vesting or settlement of any Awards granted under the Plan shall be subject to the satisfaction of all applicable income and employment tax withholding requirements. In addition to any other withholding rights available to the Company, the Company may, if necessary or desirable, withhold from any amounts due and payable by the Company to any Participant (or secure payment from such Participant in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any exercise, vesting or settlement of any Award or other issuance of Shares under this Plan to such Participant, and the Company may defer such exercise or issuance unless indemnified to its satisfaction against the payment of any such amount. With the approval of the Plan Administrator, a Participant may satisfy the foregoing requirement in whole or in part through the withholding of Shares otherwise issuable upon the exercise, vesting or settlement of the Award having a value not exceeding the amount determined by using the applicable maximum required statutory tax withholding rates in the applicable jurisdiction and valued at the Fair Market Value of such Shares subject to the Award on the date of withholding, with any fractional share amounts settled in cash, subject to compliance with any Applicable Law. The Company shall not be responsible for payment by any Participant of the proper amount of taxes.

11.7  Regulatory Approvals; Conditions Upon Issuance of Shares. The implementation of the Plan, the granting of any Awards under the Plan and the issuance of any Shares upon the exercise, vesting or settlement of any Award shall be subject to the Company’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, including the Awards granted thereunder and the Shares issuable thereunder. Notwithstanding anything in the Plan or in any Award Agreement to the contrary, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the Plan unless such issuance or delivery would comply with Applicable Law, with such compliance determined by the Company in consultation with its legal counsel. The exercise or settlement of any Award granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Shares pursuant to such exercise or settlement is in compliance with Applicable Law.

11.8  No Employment or Service Rights. Nothing in the Plan shall confer upon a Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary employing or retaining such Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate such Participant’s Service at any time for any reason, with or without cause, unless otherwise provided in a separate agreement between the Company (or any Subsidiary employing or retaining such Participant) and the Participant, subject to Applicable Law.

11.9  Severability. If any provision of the Plan (or any portion thereof, including the Award Agreements) is held to be invalid, illegal or unenforceable by any court or arbitrator of competent jurisdiction, then solely as to such jurisdiction and subject to this Section, that provision shall be limited (“blue-penciled”) to the minimum extent necessary so that the Plan shall otherwise remain enforceable in full force and effect in such jurisdiction and without affecting in any way the enforceability of the Plan in other jurisdictions. To the extent such provision cannot be so modified, the offending provision shall, solely as to such jurisdiction, be deemed severable from the remainder of the Plan, and the remaining provisions contained in the Plan shall be construed to preserve to the maximum permissible extent the intent and purposes of the Plan in such jurisdiction and without affecting in any way the enforceability of the Plan in other jurisdictions.

11.10  No Rights as a Shareholder. Except as otherwise specifically provided in the Plan or any Award Agreement, no Participant shall be entitled to the privileges of ownership in respect of Shares which are subject to Awards granted hereunder until such Shares have been issued or delivered to such Participant.

11.11  Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor company or organization resulting from the merger, amalgamation, consolidation or other reorganization of the Company, or upon any successor company or organization succeeding to substantially all of the assets and business of the Company.

11.12  Governing Law; Interpretation of Plan and Awards.

(a)  The Plan and all determinations made and actions taken pursuant hereto shall be governed by and construed in accordance with the laws of Delaware, without regard to its principles of conflicts of laws.

(b)  The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of the Plan, nor shall they affect its meaning, construction or effect.

(c)  The terms of the Plan and any Award shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

(d)  All questions arising under the Plan or under any Award shall be decided by the Plan Administrator in its total and absolute discretion. In the event a Participant believes that a decision by the Plan Administrator with respect to such person was arbitrary or capricious, the Participant may request arbitration with respect to such decision. The review by the arbitrator shall be limited to determining whether the Plan Administrator’s decision was arbitrary or capricious. This arbitration shall be the sole and exclusive review permitted of the Plan Administrator’s decision, and the Participant shall as a condition to the receipt of an Award be deemed to explicitly waive any right to judicial review.

11.13  Section 409A.

(a)  Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with the Plan (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Subsidiaries shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as separate payments.

(b)  Notwithstanding anything in the Plan to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code and which would otherwise be payable upon the Participant’s “separation from service” (as defined in Section 409A of the Code) shall be made to such Participant prior to the date that is six (6) months after the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death. Following any applicable six (6) month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.

(c)  Unless otherwise provided by the Plan Administrator in an Award Agreement or otherwise, in the event that the timing of payments in respect of any Award (that would otherwise be considered “deferred compensation” subject to Section 409A of the Code) would be accelerated upon the occurrence of (A) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a company, or a change in the ownership of a substantial portion of the assets of a company pursuant to Section 409A of the Code; or (B) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of “Disability” pursuant to Section 409A of the Code.

11.14  Recoupment. Notwithstanding anything in the Plan or in any Award Agreement to the contrary, the Company shall be entitled to the extent permitted or required by Applicable Law, Company policy or the requirements of a stock exchange on which the Shares are listed for trading, in each case, as in effect from time to time, to recoup compensation of whatever kind paid by the Company at any time to a Participant under the Plan. No such recoupment of compensation will be an event giving rise to a right to resign for “good reason” or “involuntary termination” (or similar term) under any agreement between any Participant and the Company (or any Parent or Subsidiary).

11.15  Changes in Status and Leaves of Absence. The Plan Administrator shall have the discretion to determine (whether by establishing a policy applicable to the treatment of any or all Awards in such circumstances, or by making an individualized determination) at any time whether and to what extent any tolling, reduction, vesting-extension, forfeiture or other treatment should be applied to an Award in connection with a Participant’s leave of absence or a change in a Participant’s regular level of time commitment to the Company (e.g., in connection with a change from full-time to part-time status); provided, however, that the Plan Administrator shall not have any such discretion (whether pursuant to a policy or specific determination) to the extent that the grant of such discretion would cause any tax to become due under Section 409A of the Code; and provided, further, that in the absence of a determination to the contrary by the Plan Administrator, vesting shall continue during any paid leave and shall be tolled during any unpaid leave (in all cases, unless otherwise required by Applicable Law). In the event of any such tolling, forfeiture, reduction or extension, the Participant shall have no right to the portion of the Award so tolled, forfeited, reduced or extended (except for the right that remains, if any, after the application of such action).

11.16  Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Plan Administrator, regardless of when the instrument, certificate or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of Shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the preparation of the Award Agreement or related grant documentation, the corporate records will control, and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documentation.

11.17  Time of Granting Awards. The date of grant of an Award shall, for all purposes, be the date on which the Plan Administrator makes the determination granting such Award, or such other date as is determined by the Plan Administrator, provided, that in the case of any Incentive Option, the grant date shall be the later of the date on which the Plan Administrator makes the determination granting such Incentive Option or the date of commencement of the Participant’s employment relationship with the Company (or any Parent or Subsidiary).

11.18  Failure to Comply. In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant to comply with any of the terms and conditions of the Plan or any Award Agreement, unless such failure is remedied by such Participant within ten days after having been notified of such failure by the Plan Administrator, shall be grounds for the cancellation and forfeiture of such Award, in whole or in part, as the Plan Administrator, in its sole discretion, may determine.

11.19  Notice. Any written notice to the Company required by any provisions of the Plan shall be addressed to the Chief Financial Officer of the Company and shall be effective when received.

11.20  Limitation on Liability. The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant, an Employee or any other persons as to:

(a)  The Non-Issuance of Shares. The non-issuance or sale of Shares (including under Section 11.7 above) as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder.

(b)  Tax Consequences. Any tax consequence realized by any Participant, Employee or other person due to the receipt, vesting, exercise or settlement of any Award granted hereunder or due to the transfer of any Shares issued hereunder. The Participant is responsible for, and by accepting an Award under the Plan agrees to bear, all taxes of any nature that are legally imposed upon the Participant in connection with an Award, and the Company does not assume, and will not be liable to any party for, any cost or liability arising in connection with such tax liability legally imposed on the Participant.

(c)  Forfeiture. The requirement that a Participant forfeit an Award, or the benefits received or to be received under an Award, pursuant to any Applicable Law.

ARTICLE 12

DEFINITIONS

The following definitions shall be in effect under the Plan:

12.1  “10% Shareholder” shall mean the owner of shares (after taking into account the constructive ownership rules of Code Section 424(d)) possessing more than 10% of the total combined voting power of all classes of shares of the Company (or any Parent or Subsidiary).

12.2  “Affiliate” shall mean, in relation to the Company, its Subsidiaries, Holding Companies and Subsidiaries of its Holding Companies.

12.3  “Award” shall mean, individually or collectively, any Incentive Option, Non-Statutory Option, Restricted Shares, Restricted Share Units and Other Share-Based Award granted under the Plan.

12.4  “Award Agreement” shall mean the agreement entered into by the Company and a Participant evidencing an Award granted to the Participant under the Plan, which may be in written or electronic form.

12.5  “Applicable Law” shall mean the legal requirements relating to the Plan and the Awards under applicable provisions of the corporate, securities, tax and other laws, rules, regulations and government orders, and the rules of any applicable stock exchange or national market system, of any jurisdiction applicable to Awards granted to residents therein.

12.6  “Board” shall mean the Company’s Board of Directors.

12.7  “Change in Control” shall mean a change in ownership or control of the Company effected through any of the following transactions (excluding the Initial Public Offering):

(a)  the consummation of any transaction (including, without limitation, any merger, amalgamation or consolidation), the result of which is that any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) becomes the “Beneficial Owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that, for purposes of this clause (a), such Person shall be deemed to have “beneficial ownership” of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time or the giving of notice), directly or indirectly, of fifty percent (50%) or more of the issued and outstanding voting shares of the Company measured by voting power rather than number of shares;

(b)  any disposal by the Company of fifty percent (50%) or more in value of its assets to a Person, other than to the Company or any of its Affiliates;

(c)  any issue by Viking Cruises Ltd, a Bermuda company, or its successors, of shares which would result in any Person, other than the Company (whether alone or together with any of its Affiliates) acquiring fifty percent (50%) or more of the voting rights in Viking Cruises Ltd, a Bermuda company, or its successors;

(d)  the merger, amalgamation, consolidation, recapitalization, share purchase or other similar transaction involving the Company, as a result of which persons who were shareholders of the Company immediately prior to such transaction do not, immediately thereafter, own, directly or indirectly, fifty percent (50%) or more of the combined voting power of the then-outstanding voting securities of the Company (or any merged, amalgamated, consolidated, or surviving company) on an as converted basis; or

(e) the liquidation or dissolution of the Company other than a liquidation or dissolution of the Company into a Subsidiary or for the purposes of effecting a corporate restructuring or reorganization as a result of which persons who were shareholders of the Company immediately prior to such liquidation or dissolution continue to own immediately thereafter, directly or indirectly, fifty percent (50%) or more of the combined voting power of the then-outstanding voting securities of the entity that owns, directly or indirectly, substantially all of the assets of the Company following such transaction.

Notwithstanding the foregoing definition or any other provision of the Plan, (A) the term Change in Control will not include a sale of assets, merger, amalgamation or other transaction effected exclusively for the purpose of changing the domicile of the Company, (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply, and (C) to the extent required to avoid accelerated taxation or tax penalties under Section 409A of the Code, a Change in Control shall be deemed to have occurred under the Plan with respect to any Award that constitutes deferred compensation under Section 409A of the Code only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code. For purposes of this definition of Change in Control, the term “Person” shall not include (i) the Company or any Subsidiary thereof, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary thereof, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company.

12.8  “Code” shall mean the United States Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

12.9  “Committee” shall mean a committee of one or more Board members appointed by the Board to exercise one or more administrative functions under the Plan.

12.10  “Company” shall mean Viking Holdings Ltd, a Bermuda company, or the successor to all or substantially all of the assets or the voting shares of Viking Holdings Ltd which has assumed the Plan.

12.11  “Disability” shall mean “disability” within the meaning of Code Section 22(e)(3).

12.12  “Effective Date” means the IPO Date, subject to the approval of the shareholders of the Company as provided in Section 11.3 of the Plan.

12.13  “Employee” shall mean an individual who is in the employ of the Company (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

12.14  “Exchange Act” shall mean the United States Securities Exchange Act of 1934, as it may be amended from time to time, including the rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto.

12.15  “Fair Market Value” shall mean the price per Share on any relevant date as determined in accordance with the following provisions:

(a)  if the Shares are at the time listed on the New York Stock Exchange, then the Fair Market Value shall be the closing selling price per Share on the date in question, as such price is reported on the New York Stock Exchange and published in the Wall Street Journal. If there is no closing selling price for Shares on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which a sale was reported.

(b)  If the Shares are at the time listed on any stock exchange other than the New York Stock Exchange, then the Fair Market Value shall be US Dollar value of the closing selling price per Share on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Shares, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Shares on the date in question, then the Fair Market Value shall be the US Dollar value of the closing selling price on the last preceding date for which such quotation exists.

(c)  If the Shares are at the time not listed on any stock exchange, then the Fair Market Value shall be the US Dollar value as determined in good-faith by the Board, in its discretion, in a manner consistent with Code Section 409A after taking into account such factors as the Board shall deem appropriate.

12.16  “Incentive Option” shall mean an Option that is intended to qualify as an “incentive stock option” within the meaning of Code Section 422.

12.17  “Initial Public Offering” shall mean the Company’s initial listing or admission to trading of the Shares on a stock exchange or automated quotation system.

12.18  “Involuntary Termination” shall mean the Separation from Service of any individual which occurs by reason of:

(a)  such individual’s involuntary dismissal or discharge by the Company (or any Parent or Subsidiary) for reasons other than Misconduct, or

(b)  such individual’s voluntary resignation within 30 days following (A) a change in his or her position with the Company (or any Parent or Subsidiary) that materially reduces his or her duties and responsibilities, (B) a reduction in his or her base salary by more than 15%, unless the base salaries of all similarly situated individuals are reduced by the Company or any Parent or Subsidiary employing the individual, or (C) a relocation of such individual’s place of employment by more than fifty miles, provided and only if such change, reduction or relocation is effected without the individual’s consent.

12.19  “IPO Date” shall mean the date on which the Company’s registration statement on Form 8-A in connection with the Initial Public Offering becomes effective.

12.20  “Misconduct” shall mean the occurrence of any of the following, as determined by the Plan Administrator in its sole discretion:

(a)  the individual’s financial dishonesty, including, without limitation, misappropriation or embezzlement of the funds or property of the Company or any Parent or Subsidiary, falsification of any documents or records of the Company or any Parent or Subsidiary or any knowing attempt by the individual to take any business or business opportunities of the Company or any Parent or Subsidiary without the informed, written approval of the Board;

(b)  the individual’s improper use or disclosure of the confidential or proprietary information of the Company or any Parent or Subsidiary;

(c)  any action by the individual that is intended to have a detrimental effect, or actually has a material detrimental effect, on the reputation or business of the Company or any Parent or Subsidiary;

(d)  the individual’s failure or inability to perform any reasonable assigned duties for the Company or any Parent or Subsidiary after such company has provided the individual adequate notice of, and has given the individual a reasonable opportunity to cure, such failure or inability;

(e)  the individual’s performance of reasonable assigned duties in a reckless or intentionally poor manner or with bad faith;

(f)  any breach by the individual of any material term contained in his or her employment or other agreement, if any, between the individual and the Company, any Parent or Subsidiary, which breach is not cured pursuant to the terms of such agreement;

(g)  the individual’s conviction (including any plea of guilty or nolo contendere) of any felony, any misdemeanor involving dishonesty or fraud, or any other criminal act that impairs or could impair the individual’s ability to perform his or her duties, or

(h)  the individual’s violation of the material written policies, including, without limitation, policies on equal employment opportunity and prohibition of unlawful harassment, of the Company or any Parent or Subsidiary.

The foregoing definition shall not in any way preclude or restrict the right of the Company (or any Parent or Subsidiary) to discharge or dismiss any Participant or other person in the Service of the Company (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for termination for Misconduct.

12.21  “Non-Statutory Option” shall mean an Option that does not satisfy the requirements of Code Section 422.

12.22  “Option” shall mean an Incentive Option or a Non-Statutory Option.

12.23  “Optionee” shall mean any person to whom an option is granted under the Plan.

12.24  “Other Share-Based Award” shall mean an Award, other than an Option, that is valued in whole or in part by reference to, or otherwise based on, Shares and granted under Section 7.3 of the Plan.

12.25  “Parent” shall mean any company (other than the Company) in an unbroken chain of companies ending with the Company, provided, that each company in the unbroken chain (other than the Company) owns, at the time of the determination, shares possessing 50% or more of the total combined voting power of all classes of shares in one of the other companies in such chain.

12.26  “Participant” shall mean an Eligible Person who has been selected by the Plan Administrator to participate in the Plan and to receive an Award pursuant to the Plan.

12.27  “Plan” shall mean the Viking Holdings Ltd Second Amended and Restated 2018 Equity Incentive Plan, as set forth in this document, including any amendments hereto.

12.28  “Plan Administrator” shall mean either the Board or the Committee acting in its capacity as administrator of the Plan.

12.29  “Restricted Shares” shall mean Shares, subject to certain specified restrictions (which may include, without limitation, a requirement that the Participant remain in continuous Service for a specified period of time), and granted under Section 7.1 of the Plan.

12.30  “Restricted Share Unit” shall mean an unfunded and unsecured promise to deliver Shares, cash, other securities or other property, subject to certain restrictions (which may include, without limitation, a requirement that the Participant remain in continuous Service for a specified period of time), and granted under Section 7.2 of the Plan.

12.31  “Securities Act” shall mean the United States Securities Act of 1933, as it may be amended from time to time, including the rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto.

12.32  “Separation from Service” shall mean the date on which the Participant is no longer employed by or providing Services to the Company or any Parent or Subsidiary.

12.33  “Service” shall mean the provision of services to the Company (or any Parent or Subsidiary) by a person in the capacity of an Employee, a member of the board of directors or an independent contractor, except to the extent otherwise specifically provided in the documents evidencing the Award.

12.34  “Shares” shall mean ordinary shares of the Company, $0.01 par value per share.

12.35  “Subsidiary” shall mean, in relation to a company (the “Holding Company”), any other company in which the Holding Company (or a person acting on its behalf) directly or indirectly holds or controls either (a) a majority of the voting rights exercisable at shareholder meetings of the company, or (b) the right to appoint or remove directors having a majority of the voting rights exercisable at meetings of the board of directors of the company. Any company which is a Subsidiary of another company is also a Subsidiary of that company’s Holding Company.

12.36  “Unvested Shares” shall mean Shares subject to any portion of an Award that has not vested in accordance with the vesting schedule, including any special vesting acceleration provisions, applicable to such Award.

12.37  “Vested Shares” shall mean Shares subject to any portion of an Award that has vested in accordance with the vesting schedule, including any special vesting acceleration provisions, applicable to such Award.